EXHIBIT 10.6

Execution Copy

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 10, 2008, by and among the Borrowers party hereto, the Loan Guarantors party hereto (and together with the Borrowers, the “Loan Parties”), the Required Lenders party hereto, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent and Collateral Agent for the Lenders under the Credit Agreement described below (the “Administrative Agent”).

WHEREAS, The Parent Company, a Colorado corporation (“Parent”), BabyUniverse, Inc., a Colorado corporation (“BabyUniverse”), eToys Direct, Inc., a Colorado corporation (“eToys Direct”), PoshTots, Inc, a Colorado corporation (“PoshTots”), Dreamtime Baby, Inc., a Colorado corporation (“Dreamtime”), My Twinn, Inc., a Colorado corporation (“My Twinn”, and collectively with Parent, BabyUniverse, eToys Direct, PoshTots and Dreamtime, the “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of October 12, 2007, as modified by that certain letter agreement dated as of December 14, 2007, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Consent dated as of January 8, 2008, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of February 1, 2008, and as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of March 10, 2008 (as so modified and amended, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made, and, subject to the terms and conditions set forth therein, have agreed to continue to make, Loans (as defined in the Credit Agreement) to the Borrowers and certain other financial accommodations available to the Loan Parties;

WHEREAS, concurrently herewith, the Loan Parties are entering into an Investment Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Subordinated Investment Agreement”) among the Loan Parties, the lenders party thereto (the “Subordinated Creditors”), and Laminar Direct Capital, L.L.C., a Delaware limited liability company, as collateral agent for the Subordinated Creditors (together with its successors and assigns, the “Subordinated Creditors’ Agent”), pursuant to which (a) the Borrowers are issuing to the Subordinated Creditors, and the Subordinated Creditors are purchasing from the Borrowers, subordinated notes in the aggregate original principal amount of $10,000,000 on the date hereof (the “Fourth Amendment Date Subordinated Notes”), (b) the Borrowers may issue to the Subordinated Creditors, and the Subordinated Creditors may purchase from the Borrowers, additional subordinated notes in an aggregate original principal amount of $15,000,000 after the date hereof (the “Delayed Draw Subordinated Notes” and, together with the Fourth Amendment Date Subordinated Notes, the “Subordinated Notes”) and (c) the Loan Parties have granted to the Subordinated Creditors’ Agent, for the ratable benefit of the Subordinated Creditors, a second lien on substantially all assets of the Loan Parties to secure the obligations of the Loan Parties in respect of the Subordinated Notes; and

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders desire to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Credit Agreement is hereby amended as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, and in reliance on the representations, warranties and covenants of the Loan Parties set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as follows:

(a) Amendment to Section 1.01 of the Credit Agreement.

(i) Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Rate”, “Collateral Documents”, “Loan Documents”, “New Capital Infusion”, “Revolving Maturity Date” and “Subordinated Indebtedness” in their entirety and substituting the following therefor:

“Applicable Rate” means (a) during the period commencing on the Fourth Amendment Date and continuing to and including January 31, 2009, a rate per annum equal to 0.50%, and (b) thereafter, a rate per annum equal to 1.00%.

“Collateral Documents” means, collectively, the Security Agreements, all Website Consent Agreements, all Blocked Account Agreements and Deposit Account Control Agreements, all Processor Control Agreements, the Limited Guaranty and Pledge Agreement and any other security documents delivered pursuant to this Agreement or any of the other Loan Documents to secure payment of the Obligations

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Subordination and Intercreditor Agreement, the Fee Letter and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent, Collateral Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent, Collateral Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“New Capital Infusion” means either (a) the issuance of Capital Stock of the Parent to Laminar Direct Capital, L.L.C. or any Affiliate thereof (other than another Loan Party) after the Fourth Amendment Date or (b) the incurrence of Subordinated Indebtedness by the Parent after the Fourth Amendment Date pursuant to the Delayed Draw Subordinated Notes, in each case, on terms reasonably acceptable to the Administrative Agent, and in each case which results in the receipt by Parent of Net Cash Proceeds in an aggregate amount of not less than $15,000,000 (which, for avoidance of doubt, shall be exclusive of the Net Cash Proceeds received from the issuance of the Fourth Amendment Date Subordinated Notes) less the reasonable out-of-pocket costs and expenses incurred and paid by the Parent in connection with the issuance of such Capital Stock or incurrence of such Subordinated Indebtedness, as applicable.

“Revolving Maturity Date” means the earlier of (i) January 31, 2010 and (ii) the date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Subordinated Indebtedness” means (a) the Indebtedness of the Borrowers under the Subordinated Debt Documents and (b) any Indebtedness of any Loan Party (other than the Indebtedness referred to in the foregoing clause (a)) incurred after the Effective Date, the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Administrative Agent.

(ii) The definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” set forth after the semi-colon at the end of clause (c), (ii) deleting the period at the end of clause (d) and inserting a semi-colon and the word “and” at the end of clause (d), and (iii) inserting the following as new clause (e) thereof:

“(e) the occurrence of any “Change of Control” or similar event under the Subordinated Investment Agreement.”

(iii) Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new definitions therein in appropriate alphabetical order:

“Annual Clean-Up Period” means the period commencing on December 31 of each calendar year and continuing to and including January 31 of the next calendar year, provided that the Annual Clean-Up Period commencing on December 31, 2008 shall continue until the later to occur of (a) January 31, 2009 and (b) the consummation of the New Capital Infusion.

“Delayed Draw Subordinated Notes” means the Senior Secured Subordinated Notes issued by the Borrowers to the Subordinated Creditors after the Fourth Amendment Date pursuant to the Subordinated Investment Agreement in the original aggregate principal amount of $15,000,000, as the same may be amended from time to time in accordance with this Agreement. For avoidance of doubt, the Fourth Amendment Date Subordinated Notes shall not constitute Delayed Draw Subordinated Notes.

“Fourth Amendment” means the Fourth Amendment to Amended and Restated Credit Agreement dated as of the Fourth Amendment Date, among the Borrowers, the Loan Guarantors party thereto, the Lenders party thereto, and the Administrative Agent.

“Fourth Amendment Date” means July 10, 2008.

“Fourth Amendment Date Subordinated Notes” means the Senior Secured Subordinated Notes dated as of the Fourth Amendment Date issued by the Borrowers to the Subordinated Creditors pursuant to the Subordinated Investment Agreement in the original aggregate principal amount of $10,000,000, as the same may be amended from time to time in accordance with this Agreement.

“Subordinated Creditors” means the lenders party to the Subordinated Investment Agreement from time to time, together with their successors and assigns.

“Subordinated Creditors’ Agent” means Laminar Direct Capital, L.L.C., a Delaware limited liability company, in its capacity as collateral agent for the Subordinated Creditors, together with its successors and assigns in such capacity.

“Subordinated Debt Documents” means, collectively, the Subordinated Investment Agreement and all other instruments or documents delivered or to be delivered from time to time in connection with the Subordinated Investment Agreement, as the same shall be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Subordinated Investment Agreement” means that certain Investment Agreement dated as of the Fourth Amendment Date among the Borrowers, the guarantors from time to time party thereto, the Subordinated Creditors, and the Subordinated Creditors’ Agent, as the same may be amended from time to time in accordance with this Agreement.

“Subordinated Notes” means, collectively, the Delayed Draw Subordinated Notes and the Fourth Amendment Date Subordinated Notes.

“Subordination and Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement among the Subordinated Creditors’ Agent, the Administrative Agent, The CIT Group/Business Credit, Inc., in its capacity as control agent for the Administrative Agent and the Subordinated Creditors’ Agent, and the Loan Parties, in form and substance satisfactory to the Administrative Agent, as the same may be amended from time to time.

(b) Amendment to Section 2.09 of the Credit Agreement. Section 2.09 of the Credit Agreement is hereby amended by inserting the following as new clause (f) thereof:

“(f) Notwithstanding anything herein to the contrary, from and at all times after the Fourth Amendment Date, the Borrower shall not have any right to request that any Borrowing be made or continued as, or converted to, a Eurodollar Borrowing and all Borrowings hereunder shall be made and maintained solely as ABR Borrowings.

(c) Amendment to Section 2.13 of the Credit Agreement. Section 2.13 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and substituting the following therefor:

“(b) (i) The Borrowers agree to pay to the Administrative Agent, for its own account, fees due and payable pursuant to the Fee Letter and fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent; provided, however, that, effective as of the Fourth Amendment Date, the “Collateral Monitoring Fee” referred to in the Fee Letter shall be payable as provided in clause (ii) of this Section 2.13(b) and not as provided in the Fee Letter.

(ii) The Borrowers agree to pay to the The CIT Group/Business Credit, Inc. (“CIT”), for its own account in its capacities as Administrative Agent and Collateral Agent, an annual Collateral Monitoring Fee (the “Collateral Monitoring Fee”) in the amount of (x) $24,000 for the first year of the credit facility and (y) $50,000 for each year of the credit facility thereafter. The Borrowers paid to CIT the Collateral Monitoring Fee for the first year of the credit facility on the date the Existing Credit Agreement became effective. The Borrowers shall pay to CIT the annual Collateral Monitoring Fee for the second year of the credit facility in two installments, the first of which was in the amount of $24,000 and was paid by the Borrowers on or about June 29, 2008 and the second of which is in the amount of $26,000 and is payable on the Fourth Amendment Date. The Collateral Monitoring Fee for each year of the credit facility after the second year shall be payable by the Borrowers in advance on June 29th of each year continuing until the Credit Agreement has been terminated and all Obligations have been paid in full.”

(d) Amendment to Article II of the Credit Agreement. Article II of the Credit Agreement is hereby amended by inserting the following as new Section 2.22 thereof:

“SECTION 2.22. Annual Clean-up. Notwithstanding anything herein to the contrary, the Borrowers agree that (a) on the first day of the Annual Clean-Up Period of each year, commencing on December 31, 2008, the Borrowers shall repay the entire outstanding principal balance of all Loans and cash collateralize all outstanding Letters of Credit in accordance with Section 2.07(c) and (b) the Borrowers shall not request any additional Loans or Letters of Credit at any time during any Annual Clean-Up Period.”

(e) Amendment to Section 5.06 of the Credit Agreement. Section 5.06 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in conformity with GAAP and all requirements of law. The Loan Parties shall implement by January 31, 2008 and shall at all times thereafter maintain an automated account receivable reporting system reasonably satisfactory to the Administrative Agent. Each Loan Party will, and will cause its Subsidiaries to, permit any representatives or independent contractors designated by the Agents, upon reasonable prior notice, at the expense of the Borrowers, to visit and inspect during normal business hours its properties, to inspect and verify the Collateral, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that such inspections shall be limited to twice per calendar year so long as no Default or Event of Default exists and Availability is equal to or greater than $2,500,000. After the occurrence and during the continuance of any Event of Default or if Availability falls below $2,500,000, each Loan Party will use commercially reasonable efforts to provide the Agents and each Lender with access to its suppliers. In addition to and not in limitation of any other inspection rights set forth above in this Section 5.06, each Loan Party will, and will cause its Subsidiaries to, permit the Agents or any representatives designated by the Agents (including any third party consultants, accountants, lawyers and appraisers) to conduct, at the Loan Parties’ sole cost and expense, up to two commercial field examinations of the business, operations and assets of the Loan Parties, including without limitation, the assets including in the Borrowing Base, in each twelve month period following the Effective Date; provided, however, that during the time that a Default or an Event of Default has occurred and is continuing or if Availability is less than $2,500,000, the Agents may conduct, at the Loan Parties’ sole cost and expense, field examinations with greater frequency and at such additional time or times as the Agents may determine. The Loan Parties acknowledge, that the Agents, after exercising their right of inspection and right to conduct or cause to be conducted commercial field examinations, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Agents and the Lenders.”

(f) Amendment to Section 5.10 of the Credit Agreement. Section 5.10 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“SECTION 5.10. Appraisals. At any time that the Administrative Agent or Collateral Agent requests, each Borrower will, and will cause each other Loan Party to, at the sole expense of the Loan Parties, provide the Agents with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Agents, and prepared on a basis satisfactory to the Agents, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, if no Default or Event of Default shall have occurred and be continuing and Availability is equal to or greater than $2,500,000, only two (2) such appraisals or updates per calendar year shall be conducted; provided, further, that either Agent may require appraisals or updates more frequently at its own expense.”

(g) Amendment to Section 6.01 of the Credit Agreement. Section 6.01 of the Credit Agreement is hereby amended by deleting clause (l) in its entirety and substituting the following therefor:

“(l) Subordinated Indebtedness owed to the Subordinated Creditors under the Subordinated Notes in an aggregate principal amount not to exceed $25,000,000, provided that such Subordinated Indebtedness is at all times subordinate in right of payment to the Obligations pursuant to the Subordination and Intercreditor Agreement.”

(h) Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” set forth after the semi-colon at the end of clause (d) of such Section 6.02, (ii) replacing the “.” at the end of clause (e) of such Section 6.02 with a “;” and the word “and”, and (iii) adding the following clause (f) after clause (e) of such Section 6.02:

“(f) Liens securing the Subordinated Notes to the extent such Indebtedness is permitted under Section 6.01(l) hereof; provided that (i) such Liens are subordinated to the Liens in favor of the Collateral Agent upon the terms and conditions set forth in the Subordination and Intercreditor Agreement and (ii) no such Lien shall cover any asset of any Loan Party or other Person that is not also subject to a Lien in favor of the Collateral Agent.”

(i) Amendment to Section 6.06 of the Credit Agreement. Section 6.06 of the Credit Agreement is hereby amended by deleting clause (b) of such Section 6.06 and substituting the following therefor:

“(b) The Loan Parties will not, and will not permit any Subsidiary of any Loan Party to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund, deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness, except

(i) payments under the Subordinated Debt Documents to the extent such payments are permitted by the Subordination and Intercreditor Agreement; and

(ii) payments of regularly scheduled principal and interest in respect of any Indebtedness permitted under Section 6.01(d) to the extent such payments are permitted by Section 9.19.”

(j) Amendment to Section 6.07 of the Credit Agreement. Section 6.07 of the Credit Agreement is hereby amended by deleting the last sentence of such Section 6.07 and substituting the following therefor:

“Notwithstanding any of the foregoing, the Loan Parties (x) shall be permitted to enter into the Subordinated Debt Documents and make payments with respect thereto to the extent permitted by Section 6.06(b)(i) and (y) shall be permitted to pay to D. E. Shaw Lending in consideration of D. E. Shaw Lending entering into the Limited Guaranty and Pledge Agreement the fees described in Section 1 of the D. E. Shaw Lending Compensation Agreement (as in effect on the Second Amendment Date) in such amounts and on such dates as specified in the D. E. Shaw Lending Compensation Agreement (as in effect on the Second Amendment Date); provided that the Loan Parties shall not make any additional fee payments to D. E. Shaw Lending of the type referred to in the foregoing clause (y) after the earlier to occur of (a) a declaration by the Administrative Agent in accordance with clause (ii) of the final paragraph of Section 7.01 that the Obligations then outstanding are due and payable in whole and (b) any event with respect to any Loan Party described in clauses (g) or (h) of Section 7.01. Nothing herein shall be deemed to permit the Loan Parties to pay to D. E. Shaw Lending, and the Loan Parties expressly agree not to pay to D. E. Shaw Lending, any other amounts (including, without limitation, any interest on any cash deposited into the D. E. Shaw Lending Pledged Account and withdrawn by the Administrative Agent or any indemnification, reimbursement or other payments whatsoever) pursuant to the D. E. Shaw Lending Compensation Agreement or otherwise, prior to the payment in full of the Obligations.”

(k) Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“Section 6.12. Minimum Availability; Minimum EBITDA.

(a) At all times during the period commencing on September 1, 2008 and ending on January 30, 2009, the Loan Parties will not permit Availability to be less than the lesser of (x) $2,000,000 or (y) 15% of Gross Availability at such time.

(b) If, at any time from and after January 31, 2009, a Trigger Event shall occur, then until such time as a Restoration Event shall occur, the Loan Parties will not permit EBITDA of the Loan Parties for each period set forth below to be less than the amount set forth below corresponding to such period:

Period	Minimum EBITDA
Period of twelve Fiscal Months ending on or about January 31, 2009	$1,096,000

Period of twelve Fiscal Months ending on or about February 28, 2009	$1,596,000

(c) If, at any time from and after January 31, 2009, a Trigger Event shall occur, then until such time as a Restoration Event shall occur, the Loan Parties will not permit EBITDA of the Loan Parties for each twelve Fiscal Month period ending on or about the last day of each calendar month thereafter, commencing with the calendar month ending on or about March 31, 2009 and continuing until the Obligations have been repaid in full, to be less than the sum of (x) the minimum EBITDA required to be maintained by the Loan Parties for the twelve Fiscal Month period ending on or about the last day of the prior calendar month plus (y) $500,000; provided that the Loan Parties shall not be required to achieve EBITDA for any period of twelve Fiscal Months that is greater than $7,000,000.

(d) If a Trigger Event shall not have occurred, the Loan Parties will not permit EBITDA of the Loan Parties for the twelve Fiscal Month period ending on or about January 31, 2009 to be less than $(4,000,000). For avoidance of doubt, the amount set forth in the preceding sentence is be deemed to be a negative number.”

(l) Amendment to Section 7.01 of the Credit Agreement.

(i) Section 7.01 of the Credit Agreement is hereby amended by deleting clauses (m) and (q) thereof in their entirety and substituting the following therefor:

“(m) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document or this Agreement, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party or other Person (other than the Administrative Agent, the Collateral Agent or any Lender) shall fail to comply with any of the terms or provisions of any Collateral Document;”

“(q) (i) any provision of the Subordination and Intercreditor Agreement or any subordination provision of any agreement or instrument governing any Subordinated Indebtedness is for any reason revoked or invalidated, or otherwise ceases to be in full force and effect, (ii) any Person contests in any manner the validity or enforceability of any provision of the Subordination and Intercreditor Agreement or any subordination provision of any agreement or instrument governing any Subordinated Indebtedness, (iii) any Person fails to comply with any provision of the Subordination and Intercreditor Agreement or any subordination provision of any agreement or instrument governing any Subordinated Indebtedness, or (iv) the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by the Loan Documents, any provision of the Subordination and Intercreditor Agreement or any subordination provision of any agreement or instrument governing any Subordinated Indebtedness; or”

(ii) Section 7.01 of the Credit Agreement is hereby further amended by (x) deleting the word “or” at the end of clause (p) of such Section 7.01 and (y) inserting the following as new clause (r) of such Section 7.01:

“(r) any Event of Default (as defined in the Subordinated Investment Agreement) under the Subordinated Investment Agreement shall occur and be continuing;”

3. No Default; Representations and Warranties, Etc. The Loan Parties hereby represent, warrant, confirm and covenant that (a) after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Article III of the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof except (i) to the extent that any such representation or warranty specifically refers to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects, subject to the materiality qualification contained therein; (b) after giving effect to this Amendment, the Loan Parties are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents to be observed or performed thereunder and no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance by the Loan Parties of this Amendment, the Subordinated Debt Documents, and all other documents, instruments and agreements executed and delivered in connection herewith or therewith, and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate or other applicable organizational action on the part of the Loan Parties, (ii) have not violated, conflicted with or resulted in a default under any applicable law or regulation, any term or provision of the organizational documents of any Loan Party or any term or provision of any material indenture, agreement or other instrument binding on any Loan Party or any of its assets, (iii) do not require any consent, waiver or approval of or by any Person which has not been obtained, and (iv) have not violated or conflicted with any pre-emptive rights of any Person.

4. Ratification and Confirmation. The Loan Parties hereby ratify and confirm all of the terms and provisions of the Credit Agreement and the other Loan Documents and agree that, except as expressly amended hereby, all of such terms and provisions remain in full force and effect. Without limiting the generality of the foregoing, the Loan Parties hereby acknowledge and confirm that all obligations, liabilities and Indebtedness of the Loan Parties under the Credit Agreement, as amended hereby, constitute “Obligations” under and as defined in the Credit Agreement and are secured by and entitled to the benefits of the Collateral Documents and the other Loan Documents and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral (as defined in the Security Agreement) in favor of the Collateral Agent, for the benefit of the Lenders, pursuant to the Collateral Documents and the other Loan Documents as security for such Obligations. The Loan Guarantors hereby further acknowledge and confirm that all obligations, liabilities and Indebtedness of the Borrowers under the Credit Agreement, as amended hereby, constitute “Obligations” guarantied by and entitled to the benefits of the guaranties of the Loan Guarantors set forth in Article X of the Credit Agreement.

5. Conditions to this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) Counterparts of Amendment. The Administrative Agent shall have received from each party hereto either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) Subordinated Debt Documents. The Administrative Agent shall have received copies of the Subordinated Debt Documents and the same shall be reasonably satisfactory to the Administrative Agent and shall be in full force and effect and shall not have been amended, modified or supplemented, the Borrowers shall have received Net Cash Proceeds from the issuance of the Fourth Amendment Date Subordinated Notes in the aggregate principal amount of $10,000,000 and the Administrative Agent shall have received a certificate of the chief financial officer of the Borrowers as to the foregoing, which certificate shall be in form and substance satisfactory to the Administrative Agent.

(c) Subordination and Intercreditor Agreement. The Administrative Agent shall have a counterpart of the Subordination and Intercreditor Agreement, duly executed by each party thereto.

(d) Collateral Monitoring Fee. The Administrative Agent shall have received payment of the installment of the Collateral Monitoring Fee payable on the Fourth Amendment Date pursuant to Section 2.13(b)(ii) of the Credit Agreement, as amended hereby.

(e) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel shall have reasonably requested.

6. Fees and Expenses. The Borrowers agree to pay all fees and other amounts due and payable to the Administrative Agent and Edwards Angell Palmer & Dodge LLP, special counsel to the Administrative Agent, incurred in connection with any of the Loan Documents, including this Amendment, and the transactions contemplated thereby including without limitation, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

7. Miscellaneous.

(a) Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Credit Agreement or the other Loan Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Loan Parties acknowledge and agree that nothing contained herein shall be deemed to entitle the Loan Parties to a consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment shall be deemed to be a Loan Document.

(b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c) Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

(d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

THE PARENT COMPANY

By:	/s/ Barry Hollingsworth
Name:	Barry Hollingsworth
Title:	Chief Financial Officer

BABYUNIVERSE, INC.

By:	/s/ Barry Hollingsworth
Name:	Barry Hollingsworth
Title:	Vice President, Secretary and Treasurer

eTOYS DIRECT, INC.

By:	/s/ Barry Hollingsworth
Name:	Barry Hollingsworth
Title:	Vice President, Secretary and Treasurer

POSHTOTS, INC.

By:	/s/ Barry Hollingsworth
Name:	Barry Hollingsworth
Title:	Vice President, Secretary and Treasurer

DREAMTIME BABY, INC.

By:	/s/ Barry Hollingsworth
Name:	Barry Hollingsworth
Title:	Vice President, Secretary and Treasurer

MY TWINN, INC.

By:	/s/ Barry Hollingsworth
Name:	Barry Hollingsworth
Title:	Vice President, Secretary and Treasurer

[Signature page to Fourth Amendment to Amended and Restated Credit Agreement]

LOAN GUARANTORS:

eTOYS DIRECT 1, LLC

By:	eTOYS DIRECT, INC.,
Its Managing Member

By:	/s/ Michael J. Wagner
Name:	Michel J. Wagner
Title:	Chief Executive Officer

eTOYS DIRECT 2, LLC

By:	eTOYS DIRECT, INC.,
Its Managing Member

By:	/s/ Michael J. Wagner
Name:	Michel J. Wagner
Title:	Chief Executive Officer

eTOYS DIRECT 3, LLC

By:	eTOYS DIRECT, INC.,
Its Managing Member

By:	/s/ Michael J. Wagner
Name:	Michel J. Wagner
Title:	Chief Executive Officer

GIFT ACQUISITION, L.L.C.

By:	eTOYS DIRECT, INC.,
Its Managing Member

By:	/s/ Michael J. Wagner
Name:	Michel J. Wagner
Title:	Chief Executive Officer

[Signature page to Fourth Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT AND REQUIRED LENDER:

THE CIT GROUP/BUSINESS CREDIT, INC., individually, as Administrative Agent, Collateral Agent and Lender

By:	/s/ Adrian Avalos
Name:	Adrian Avalos
Title:	Vice President

[Signature page to Fourth Amendment to Amended and Restated Credit Agreement]